Exhibit 99.2

AGREEMENT NOT TO PROSECUTE DOCX, LLC AND
ASSURANCE OF VOLUNTARY COMPLIANCE

This Agreement is between the Office of the Attorney General for the State of Missouri and DOCX, LLC, d/b/a LPS Document Solutions Group, a Georgia limited liability company (“DOCX”), which is a wholly owned indirect subsidiary of LENDER PROCESSING SERVICES, INC., and LENDER PROCESSING SERVICES INC., a Delaware Corporation(“LPS”).

WHEREAS, the Missouri Attorney General’s Office has investigated the activities of DOCX and LPS with respect to mortgage and foreclosure related documents filed in the county recorder’s offices throughout the State;

WHEREAS, the Missouri Attorney General’s Office has filed criminal charges against DOCX and its President, Lorraine Brown, for forgery and filing false declarations;

WHEREAS, for the purposes of entering into this Agreement, LPS and DOCX acknowledge the following:

STATEMENT OF FACTS

1. DOCX is and was a wholly owned indirect subsidiary of LPS;
2. Mortgage servicers authorized specific persons employed by DOCX (“Authorized Signers”) to sign lost instrument affidavits, deeds of release and assignments of mortgage (“Mortgage Related Documents”) on their behalf. Between March 1, 2009 and October 31, 2009, DOCX President Lorraine Brown directed the management at DOCX to initiate and implement a program under which Authorized Signers designated other employees of DOCX (“Surrogate Signers”) to sign the names of the Authorized Signers on certain Mortgage Related Documents (the “Surrogate Signing Program”);
3. At the time the Surrogate Signers signed certain Mortgage Related Documents, they were not authorized by the mortgage servicers on whose behalf they were executing those documents to sign their own names or the names of the Authorized Signers;
4. The Surrogate Signers executed certain Mortgage Related Documents without indicating that the documents had been signed by such Surrogate Signers as agents of Authorized Signers;
5. Notaries public employed by DOCX completed the notarial statements on Mortgage Related Documents that were executed by Surrogate Signers by stating that those documents had been properly acknowledged, signed and affirmed in their presence by the person whose name appeared on the document (the Authorized Signer) when in certain circumstances a Surrogate Signer had signed the name of the Authorized Signer outside the presence of the notary;
6. DOCX filed such Mortgage Related Documents in the Office of the Recorder of Deeds of Boone County, Missouri, as well as in County Recorders of Deeds’ offices throughout the State of Missouri; and
7. DOCX presented and filed these documents knowing they had been executed by Surrogate Signers.

REPRESENTATIONS

LPS, AS THE PARENT OF DOCX, REPRESENTS THE FOLLOWING TO BE TRUE:

A) The practices of DOCX as set forth above were not implemented, engaged in, known, authorized, condoned or ratified by LPS, and when the practices at DOCX became known to LPS, LPS (1) terminated Lorraine Brown; (2) ordered that the practices cease; (3) implemented a litigation hold on all documents to prevent their destruction; (4) remediated the practices by ratification and/or properly signing and notarizing all documents previously signed by Surrogate Signers; (5) disclosed the activities of DOCX in its filings with the Securities and Exchange Commission; and (6) cooperated with a review by the federal banking agencies of document execution services provided by LPS to federally regulated financial institutions;
B) LPS has voluntarily discontinued the operations of DOCX;
C) No other business entity of LPS committed the activities identified in the statement of facts above in the State of Missouri;
D) On April 13, 2011, LPS and DOCX entered into a Consent Order (“Consent Order’) with the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision (collectively, “Agencies”), under which LPS agreed to allow an independent third-party consultant to conduct a review of document execution services provided by subsidiaries of LPS to federally-examined mortgage servicers between January 1, 2008 and December 31, 2010. The review is mandated to make an assessment of, among other things, any financial injury to those servicers, or to borrowers, from document execution services provided by LPS subsidiaries during that time period. To the extent the independent consultant identifies any such financial harm, LPS has agreed to prepare a remediation plan under the Consent Order that will, as appropriate, address reimbursement to those servicers or borrowers for any such financial injury; and
E) For the years 2008-2010, DOCX received approximately $363,000.00 in total revenue from executing and filing mortgage related documents in the State of Missouri.

STIPULATIONS

ALL PARTIES STIPULATE TO THE FOLLOWING:

A) Because the Consent Order is legally enforceable by the Agencies, the Missouri Attorney General’s Office agrees that compliance with the Consent Order is sufficient to protect the citizens of the State of Missouri from further activities such as described above;
B) LPS has agreed to cooperate with the Missouri Attorney General’s Office in its continuing investigation in the manner set forth in this Agreement;
C) The Missouri Attorney General’s Office believes it to be in the best interests of the State of Missouri to dismiss the prosecution of DOCX, a non-operating subsidiary of LPS;
D) DOCX understands that the Missouri Attorney General and the Prosecuting Attorney for Boone County, Missouri are willing to dismiss the charges currently pending in the Circuit Court of Boone County, Missouri and that the Missouri Attorney General, the Boone County Prosecuting Attorney and the Jackson County Prosecuting Attorney are willing to defer prosecution against DOCX on all known criminal charges, including those identified above, for a period of 24 months, provided that DOCX complies with this Agreement;
E) DOCX intentionally, willingly and freely waives its right to a speedy trial;
F) DOCX intentionally, willingly and freely waives the statute of limitations regarding prosecution by the State under Sections 570.090, 443.120, 575.040, and 575.060, RSMo, for Forgery, Penalty for Making False Affidavit, Perjury, and False Declarations for the 24 month term in this Agreement. DOCX understands that by waiving the statute of limitations for the term of this Agreement, DOCX can be prosecuted under Sections 570.090, 443.120, 575.040, and 575.060, RSMo, if this Agreement is violated within 24 months from the date it is executed by DOCX. Should the prosecution be reinstated, DOCX reserves the right to raise any statute of limitations defense that would have been available to it prior to the execution of the Agreement;
G) DOCX understands and agrees that the contents of this Agreement shall be admissible at any subsequent court proceeding brought by the Missouri Attorney General and the Boone County and/or Jackson County

Prosecuting Attorneys in the State of Missouri against DOCX if there is a material breach of the contents of this Agreement and expressly agrees that DOCX waives any right or privilege to exclude the contents of this Agreement in a future prosecution of DOCX in a Missouri state court by the Missouri Attorney General and the Boone County and/or Jackson County Prosecuting Attorneys
for the conduct herein described;
H) DOCX understands that if DOCX fails to comply with any of the above-stated requirements within a period of 24 months from the execution of this Agreement, formal proceedings may be initiated at the discretion of the Missouri Attorney General, the Prosecuting Attorney of Boone County, Missouri and the Prosecuting Attorney of Jackson County, Missouri. If formal proceedings are initiated, DOCX understands that the State may seek fines for any criminal conduct available under the law; and
I) If the above requirements are faithfully satisfied by DOCX and LPS, for the entire period covered by this Agreement, the Missouri Attorney General, the Prosecuting Attorney of Boone County, Missouri and the Prosecuting Attorney of Jackson County, Missouri agree that charge(s) will not be filed against DOCX or LPS.

NOW THEREFORE, in exchange for a complete release of any and all potential civil or criminal liability of LPS and DOCX in the State of Missouri under the authority of the Missouri Attorney General’s Office, LPS, DOCX and the Missouri Attorney General’s Office each agree to the terms of this Agreement and;

IT IS HEREBY AGREED THAT:

AGREEMENT

1. LPS shall pay the sum of $1,500,000.00 to the State of Missouri, which sum represents a voluntary contribution to the State of Missouri.
2. LPS shall pay the sum of $500,000.00 to the Missouri Attorney General’s Office, payable to the Merchandising Practices Revolving Fund, for reimbursement of its fees and costs of investigation.
3. The payments described above are to be paid upon the Effective Date of the Agreement.
4. To the extent permitted under the terms of the Consent Order, LPS shall report to the Missouri Attorney General’s Office quarterly regarding the status of its compliance with the Consent Order and inform the Missouri Attorney General’s office of any issues that arise thereunder affecting the citizens of the State of Missouri.
5. If LPS becomes aware that any of the Stipulations in this Agreement regarding its own knowledge or activities are incorrect, it shall within ten (10) business days from the date of discovery inform the Missouri Attorney General’s Office.
6. If the Missouri Attorney General’s Office discovers that any of the Representations in this Agreement regarding LPS’ knowledge or activities are incorrect, and have not been otherwise disclosed pursuant to the paragraph 5 above, or if it is determined in a court of law that LPS knowingly made any false representations herein, the Missouri Attorney General’s Office may determine that such non-disclosure or misrepresentation constitutes a material breach of this Agreement. Alternatively, if LPS fails to abide by the terms in paragraphs 1, 2, 5, 7, or 8, the Missouri Attorney General’s Office may determine that such failure constitutes a material breach of this Agreement. The parties agree that the penalty for such material breach shall be a liquidated monetary payment to the State of Missouri in the amount of $100,000.00 for each such breach.
7. LPS agrees to retain documents and other information reasonably sufficient to establish compliance with the stipulations and provisions herein for a period of two years following the Effective Date of this Agreement. LPS agrees to provide to the Missouri Attorney General’s Office reasonable access to all non-privileged documents upon request by the Missouri Attorney General’s Office, without the need for a subpoena. The term “non-privileged” means any document not protected by the attorney-client or attorney work product privileges as defined by Missouri law. The term “reasonable access” reflects an understanding by LPS and the Missouri Attorney General’s Office that LPS has a legal obligation to protect the privacy of the personal identifying information of borrowers and to protect the trade-secrets of LPS from public disclosure. LPS and Missouri Attorney General’s Office agree to work cooperatively to ensure compliance with these legal obligations.
8. LPS agrees to provide affidavits to authenticate its business records if necessary for any criminal prosecution brought by the Missouri Attorney General’s Office.
9. Upon the execution of this Agreement, the prosecution against DOCX shall be promptly dismissed without prejudice by the Missouri Attorney General’s Office.
10. The Agreement of LPS to comply with the provisions of this Agreement is not an admission that LPS ever engaged in any activity contrary to any law. By entering into this Agreement and agreeing to the terms and conditions provided herein, LPS and DOCX do not intend to waive and do not waive any defenses, counterclaims, third party claims, privileges or immunities each may have in any case or action filed by any other state, federal or local governmental agency, or any private litigant or class of litigants, arising from the practices described herein. Further, nothing in this Agreement, including this paragraph, shall be construed to limit or restrict LPS’ or DOCX’s right to use the Agreement, or payments made hereunder, to assert and maintain the defenses of res judicata, collateral estoppel, payment compromise and settlement, accord and satisfaction, or any other legal or equitable defenses in any pending or future legal or administrative action or proceeding.
11. The obligations of the parties under this Agreement shall terminate at the end of the two-year period following the Effective Date of this Agreement. If LPS fails to timely abide by paragraphs 7 and 8 above, such failure shall constitute a material breach of this Agreement and subject LPS to the penalties described in paragraph 6 above.
12. This Agreement shall be effective as of the date of the dismissal without prejudice of the charges pending against DOCX by the Missouri Attorney General’s Office in the matter styled State of Missouri v. DOCX, LLC, Case No. 12BA-CR00433 in the Circuit Court of Boone County, Missouri (the “Effective Date”).

IN WITNESS WHEREOF, DOCX, LPS and the Missouri Attorney General’s Office have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the 31st day of July, 2012.

DOCX, LLC	OFFICE OF THE MISSOURI ATTORNEY
GENERAL

By: /s/ Daniel T. Scheuble	By: /s/ Joseph Dandurand

Its: President	Its: Deputy Attorney General

LENDER PROCESSING SERVICES, INC.	Acknowledged and agreed to with respect to
Stipulations D and I and Agreement paragraph 9

By: /s/ Hugh R. Harris	By: /s/ Daniel K. Knight
Prosecuting Attorney for Boone County
Its: President and CEO
By: /s/ Jean Peters Baker
Prosecuting Attorney for Jackson County

4